SECURITIES AND EXCHANGE COMMISSION

                                   WASHINGTON, D.C. 20549
                                ----------------------------

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                            SECURITIES AND EXCHANGE ACT OF 1934


                       CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.
                   (exact name of registrant as specified in its charter)

                  New York                              13-5009430
         (State of incorporation)           (I.R.S. Employer Identification No.)

                                 4 Irving Place
                               New York, New York
                                      10003
                     (Address of principal executive office) (Zip code)


             Securities to be registered pursuant to Section 12(b) of the Act:

                                              Name of each exchange on
      Title of each class to                  which each class is to be
      be so registered                        registered

7.50% Public Income NotES (PINES)               The New York Stock
                                                Exchange, Inc.

      If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. / x /

      If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. / /


      Securities to be registered pursuant to Section 12(g) of the Act:

      None
      (Title of class)


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                                      - 2 -

ITEM 1.     Description of Registrant's Securities to be
            Registered

      The $400,000,000 aggregate principal amount of 7.50% Public Income NotES (7.50% Debentures, Series 2001 A, the "Securities") to be registered hereby are described in the Prospectus Supplement, dated June 14, 2001, relating to the offering of the Securities, submitted yesterday for filing with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, which Prospectus are incorporated herein by reference. The Securities were registered under the Securities Act of 1933 pursuant to certain Registration Statement on Form S-3 (Nos. 333-61008 and 333-333-50236) relating to $650 million aggregate principal amount of unsecured debt securities of Registrant.


ITEM 2.            Exhibits

Exhibit
Number            Description

   1. Indenture, dated as of December 1, 1990, between Registrant and The Chase Manhattan Bank (National Association), as Trustee ("Chase"). (Incorporated by reference to Exhibit 4(h) to Registrant's Annual Report on Form 10-K for the Year ended December 31, 1990 --- Commission File No. 1-1217).

   2. Form of Supplemental Indenture between
      Registrant and Chase.  (Incorporated by Reference
      To Exhibit No. 4.2 to Registrant's Registration
      Statement on Form S-3  (File No. 33-646567).)

   3. Form of Security. (Incorporated by
      Reference to Exhibit 4 to Registrant's Current
      Report on Form 8-K, dated June 15, 2001 -
      Commission File No. 1-1217.)



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                                      - 3 -

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: July 9, 2001                          Consolidated Edison Company of
                                             New York, Inc.


                                         By:  /s/ Joan S. Freilich
                                                  Joan S. Freilich
                                                  Executive Vice President and
                                                  Chief Financial Officer